INDEX TO EXHIBIT
                                                              Sequentially
                                                                 Number
          Exhibit No.              Description                    Page

          10.34          Asset Purchase Agreement                1-31

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                               ASSET PURCHASE AGREEMENT


                    AGREEMENT, dated as of October 31, 1995, by and among TEST SWITCH TECHNOLOGY, INC, a Texas corporation with offices at 13636 Neutron Road, Dallas, Texas 75244-4410 ("Seller"), ELECTRIC & GAS TECHNOLOGY, INC., a Texas corporation ("Parent"), and THE DURHAM CO. (doing business as The Durham Company), a Missouri corporation with offices at Durham Road, Lebanon, Missouri 65535 ("Purchaser").


                                      Recitals:

                    A. Seller is engaged in the manufacture and sale of electrical Test Switch equipment, including without limitation, test switches and accessories, and related products at Seller's plant facility (the "Facility") located in Canton, Ohio (the Business").

                    B. Seller desires to sell, and Purchaser desires to purchase, the Business and the Purchased Assets (as hereinafter defined), subject to the terms and conditions set forth below.

                    NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, including the execution by Seller and Parent of the NonCompetition Agreement (as defined below), the parties hereto agree as follows:


                    ARTICLE I.  PURCHASE AND SALE OF THE BUSINESS.

          1.1 The Transaction. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as hereinafter defined), Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, accept, assume and receive, all of Seller's right, title and interest in, to or arising from the Business as an operating business, including the Purchased Assets (as hereinafter defined).

          1.2 Purchased Assets. As used herein, the term "Purchased Assets" shall mean and include all of the assets, properties, rights and claims of any kind or nature (whether or not recorded on the books of Seller) used in, relating to or arising from the conduct of the Business, whether tangible or intangible, whether
          real,  personal   or  mixed,   whether  accrued,   contingent  or
          otherwise, and wherever located (whether at the Facility or at any other location), including without limitation: (i) those assets listed and described on Schedule 1.2; (ii) all of Seller's
          fixed   assets  relating  to   the  Business,  including  without
          limitation,  leasehold
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          improvements,   fixtures,  machinery  and  equipment, tools, dies,
          furniture, furnishings, plant and office equipment (including copying, telecommunication, telefax and computer  equipment) and  automobiles and  other  motor vehicles;
          (iii) all of Seller's inventories relating to the Business, including supplies, raw materials, work-in-process, finished goods and goods-in-transit from suppliers or manufacturers; (iv)
          all  of  Seller's  accounts   receivable,  prepaid  expenses  and
          deposits related to the Business; (v) all of Seller's right, title and interest in and under the Assumed Contracts (as defined below); (vi) all operating data and records of Seller, including without limitation, books, records (including any certifications
          or  approvals   of  Underwriters  Laboratory  or   other  similar
          organizations), ledgers, sales and promotional data, advertising materials, customer lists, credit information, cost and pricing
          information   supplier   lists,   purchase  and   sales   orders,
          quotations, business plans, reference catalogs, and all rights relating to computer programs and software for the Purchased Assets utilized by Seller in connection with the Business
          (including  all  electronic  data   processing  systems,  program
          specifications,  service codes,  input  data, report  layouts and
          formats,    record    file    layouts,    diagrams,    functional
          specifications,  narrative  descriptions,  flow  charts  and  all
          documentation  relating  thereto);  (vii)  all  engineering   and
          production designs,  drawings, formulae,  technology, proprietary
          information,  inventions,  trade  secrets,   know-how  and  other
          similar  data   owned  by  Seller;  (viii) all   issued  patents,
          trademarks, trademark registrations, copyrights, trade names, service marks, confidential information, slogans, logos and similar rights, and any other intellectual properties owned by Seller and used in connection with the Business, together with all common law rights and good will associated with any of the items set forth herein; (ix) all permits and licenses from all governmental authorities held by Seller in connection with the Business; (x) all claims, rights, causes of action, judgments, claims, demands and rights of recovery or set-off of whatever nature related to the Purchased Assets; and (xi) all other assets
          and   properties  relating  to  the  operation  of  the  Business
          (including all phone and fax numbers and any post office boxes), together with all rights and claims derived therefrom, excluding, however, the Excluded Assets (as defined in Section 1.5).

          1.3       Assumed Liabilities.     Purchaser shall assume,  as of
          the Closing Date, and pay, perform and discharge all obligations of Seller for future performance solely from and after the
          Closing  Date   under  only   those  contracts,  agreements   and
          commitments  (including purchase and sale orders) entered into by
          Seller   in  connection   with  the   Business  which   Purchaser
          specifically agrees to assume in writing on the Closing Date, including standard purchase orders for materials to be delivered after the Closing in the ordinary course of business (the "Assumed Contracts"). The parties hereby acknowledge and agree that Purchaser shall not assume any
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          obligations under any other contract,  agreement  or  commitment relating  to the  Business, including  any  and  all  contracts
          or  obligations  related  to employees  of  Seller  and   Seller's
          union  contract   covering employees at the  Facility, and any
          such contract, agreement  or commitment  shall  not  be  included
          as  part  of   the  Assumed Contracts.

          1.4 No Other Liabilities. Notwithstanding anything to the contrary contained in this Agreement, except as expressly provided in Section 1.3 hereof, Purchaser shall not assume, and expressly disclaims responsibility for, any debts, liabilities, obligations or commitments of Seller, Parent or any other party of any kind or nature whatsoever with respect to the Business or Purchased Assets, including, without limitation, the following:

                    (a) all liabilities and obligations relating to the Business;

                    (b) all liabilities and obligations to employees of the Business of any kind or nature, including those for salaries and employment benefits, accident, disability, health and workers' compensation insurance or benefits, and all other liabilities and obligations to employees, whether arising from events or occurrences for any period either prior to or following the Closing Date;

                    (c) all liabilities and obligations under any pension, profit-sharing, employee stock ownership or other employee benefit or welfare plans maintained or contributed to by Seller; and

                    (d) all liabilities and obligations for taxes of any kind for the period up to and including the Closing Date, including without limitation, Federal, state and local taxes, income, sales and use, ad valorem duties and assessments, FICA, contributions and profit sharing deductions relating to the operation of the Business or otherwise, and all taxes related to or arising from the transfers contemplated by this Agreement.

          1.5 Excluded Assets. Purchaser and Seller agree that the Purchased Assets shall not include Seller's account receivable owed by Hydro-Pro in the amount of $44,080 and those assets set forth on the attached Schedule 1.5 (the "Excluded Assets"), and Purchaser shall not be acquiring any interest in the Excluded Assets.

          1.6 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of ELECTRIC & GAS TECHNOLOGY, INC., 13636 Neutron Road, Dallas, Texas 75244, at 10:00 A.M., local time, on October 31, 1995
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         (the "Closing Date"),  or such other  date and time  as shall be mutually agreed to among the parties.

                             ARTICLE II.  PURCHASE PRICE.

          2.1       Purchase Price and Payment.

               (a) The purchase price to be paid by Purchaser to Seller for the Purchased Assets hereunder, in addition to the Assumed Contracts to be as assumed by Purchaser pursuant to Section 1.3 hereof, shall be Two Million One Hundred Thirty Thousand Nine Hundred Twenty Dollars (U.S. $2,130,920.00) in the aggregate, subject to adjustment pursuant to Section 2.1.(d) (the "Purchase Price"). The Purchase Price shall be payable by delivery by Purchaser to Seller at the Closing of $2,130,920.00, subject to adjustment pursuant to Section 2.1.(d), less the amount of the Escrowed Funds (as defined in that certain Escrow Agreement dated September 30, 1995, as amended, among Seller, John W. Clark, Esq. (the "Escrow Agent") and Purchaser (the "Escrow Agreement")), by wire transfer or immediately available funds to an account (or accounts) designated by Seller. The Escrowed Funds shall remain in escrow for six (6) months and used to satisfy any indemnification claims by Purchaser pursuant to the terms of the Second Amendment to Escrow Agreement attached as Exhibit A (the "Second Amendment to Escrow Agreement"). The Purchase Price shall be allocated among the Purchased Assets pursuant to an allocation agreement between the Purchaser and Seller executed at Closing, using the Internal Revenue Service ("IRS") allocation rules, and each party shall agree to timely file an IRS Form 8594 consistent with such allocation.

               (b) Pursuant to the terms of the Loan Agreement, dated as of November 24, 1993 (the "CIT Loan Agreement"), among THE CIT GROUP/CREDIT FINANCE, INC., as Lender ("CIT"), and Seller, Parent and its affiliates ("Borrowers"), CIT has made certain revolving loans to Borrowers. As security for such loan obligations, Seller has granted to CIT a security interest in, and lien on, its inventory, equipment and other collateral, including without limitation, the Purchased Assets. On or prior to the Closing Date, Seller shall cause CIT to deliver to Purchaser Form UCC-3 financing statements duly executed and in form ready for recordation and filing and such other documentation as may reasonably be requested by Purchaser and its counsel evidencing the termination of such security interest and liens on the Purchased Assets (the "CIT Termination Documents").

               (c)  In addition  to the  CIT Termination  Documents, on  or prior to the Closing Date, Seller shall deliver or cause to be delivered to Purchaser Form UCC-3 financing statements duly executed and in form ready for recordation and filing and such other documentation
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          as  may reasonably be requested  by Purchaser and  its counsel evidencing termination of all other security interests and liens on the Purchased Assets (the "Additional Termination Documents").

               (d) In the event on the Closing Date (i) the amount of Seller's accounts receivable is different than the July 31, 1995 amount set forth in Section 3.7 (excluding in both instances the $44,080 Hydro-Pro receivable), and/or (ii) there is a difference between (x) the cost of materials purchased by Seller since October 19, 1995 and (y) the material cost of shipments invoiced since October 19, 1995 (such amount being deemed to be 35% of such invoiced amounts), then in either or both such events the Purchase Price shall be automatically adjusted upward or downward in each event on a dollar-for-dollar basis in an amount equal to such difference.


               ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLER.

                    Seller and Parent hereby jointly and severally make the following representations and warranties to Purchaser, each of which shall be deemed material (and Purchaser, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness eight each of such representations and warranties):

          3.1 Valid Corporate Existence; Good Standing. Seller and Parent are corporations duly organized, validly existing and in good standing under the laws of the State of Texas, and Seller has the corporate power to carry on its business as now being conducted and to own its assets. The copies of the Articles of Incorporation and By-Laws, as amended to date, of Seller, which will be delivered to Purchaser at least ten (10) days prior to the Closing, are true and complete copies of those documents in effect at the time of delivery, and such documents shall not be amended or modified prior to the Closing. Seller is duly qualified and in good standing as a foreign corporation in the State of Ohio, and in all other jurisdictions where it conducts business and such qualification is required by law.

          3.3 Consents. Seller represents that there are no consents nor approvals of governmental and other regulatory agencies, foreign or domestic, and of other third parties which are required to be obtained by or on behalf of Seller in order to enable Seller to enter into and carry out this Agreement in all material respects, except for the CIT Termination Document and the Additional Termination Documents. All such requisite consents have been, or prior to the Closing will have been, obtained.

          3.4 Corporate Authority; Binding Nature of Agreement. Seller and Parent each have the full power and authority to enter into
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          this Agreement  and to carry out its  respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent, as the sole stockholder of Seller, and by the Board of Directors of Seller and Parent, and no other corporate proceedings on the part of Seller or Parent is necessary in order to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Seller and Parent and is enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally and the application of general principles of equity. In connection with the foregoing, Seller represents and warrants that the Purchase Price, together with the assumption of the Assumed Liabilities hereunder, constitutes fair consideration for, and a reasonably equivalent value of, the Purchased Assets.

          3.5 Financial Statements. Attached hereto as Schedule 3.5 is the following financial statements (the "Financial Statements"): unaudited balance sheet and statements of income, and changes in stockholders' equity as of and for the twelve (12) month period ended July 31, 1995 (the balance sheet including all business activities of Seller, one income statement being for the Business only and one income statement being for the other business activities of Seller), showing true, complete and accurate sales, revenues, labor costs and material costs connected with the Business, with a reasonable adjustment for allocated expenses and overhead during the time period in which Seller conducted the Business in conjunction with other business activities. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, are correct and complete, and are consistent with the books and records of Seller (which books and records are correct and com-plete). The Financial Statements are not subject to any year-end adjustment and accurately represent the financial condition and operations of the Business. Seller acknowledges that Purchaser has relied upon the accuracy and completeness of the Financial Statements in order to determine the Purchase Price. There has been no material change in Seller's financial status from the date of the Financial Statements to the date hereof.

          3.6 Inventory. Except as disclosed in Schedule 3.6, the inventory constituting part of the Purchased Assets consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Financial Statement (rather than in any notes thereto) as
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          adjusted for the passage of time through the Closing Date  in accordance with the past custom and practice of Seller. As of July 31, 1995, the inventory of Seller was valued (using a valuation of the lower of cost or market for each item) at $629,012.90, with a $65,000.00 reserve for obsolescence. Except as set forth on Schedule 3.6, the inventory constituting part of the Purchased Assets is not, and on the Closing Date will not be, stored with, or held by, any sales representative, bailee, warehouseman or other similar party at any location other than the Facility, all such items of inventory stored or held at remote warehouse locations other than the Facility are owned outright by Seller free and clear of all liens and encumbrances of any kind or nature whatsoever, and are being held for sale by such sales representative or other party on behalf of Seller in the ordinary course consistent with past practices of the Business. Purchaser and Seller acknowledge that the Purchase Price reflects a $25,000 adjustment as a result of the October 19, 1995 inventory conducted by Purchaser.

          3.7 Accounts Receivable. Except for the Hydro-Pro account which is remaining with Seller (and which account has been reflected in the Purchase Price), all accounts receivable of Seller are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Financial Statement (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. As of July 31, 1995, the accounts receivable of Seller totaled $305,696.28, with a $10,000 reserve for bad debts.

          3.8 Insurance. Schedule 3.8 sets forth the following information with respect to each insurance policy (including but not limited to policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

                    (i) the name, address and telephone number of the agent;

                    (ii)  the   name  of  the  insurer,  the  name  of  the
               policyholder, and the name of each covered insured;

                    (iii) the policy number and the period of coverage;

                    (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and
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               amount (including  a description of how  deductibles and
               ceilings are calculated and operate) of coverage; and

                    (v)   a   description   of  any   retroactive   premium
               adjustments or other loss-sharing arrangements.

          With respect to each such insurance policy: (a) the policy is legal, valid, binding, and in full force and effect; (b) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing Date, except for those property and casualty policies covering Purchased Assets; (c) Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (d) no party to the policy has repudiated any provision thereof. Seller has been covered during the past five
          (5) years by insurance in scope and amount customary and reason-able for the businesses in which it has engaged during the aforementioned period.

          3.9 Adverse Developments. As of the date herein, there have been no material adverse changes in the assets, properties, operations or financial condition or prospects of the Business. Seller, after reasonable inquiry, does not know of any development or threatened development of a nature that is, or which could be reasonably expected to have, a material adverse effect upon the Business or any part of the Purchased Assets.

          3.10 Taxes. All Federal, state, local and foreign income, gross receipts, profits, franchise, sales, goods and services, use, occupancy, excise, and custom duties and other taxes and assessments, including interest and penalties (collectively, the "Taxes"), payable by, or due from, Seller in connection with the Business have been fully paid or adequately disclosed and fully provided for. Seller shall be solely liable for all of the Taxes payable at any time in connection with the operations of the Business and the Purchased Assets during the period to and including the Closing Date, and to the extent that all of such Taxes are not fully satisfied, remain liable therefor following the Closing Date. In addition, Seller shall be solely responsible for the timely filing of all tax returns and reports with respect to the operations of the Business and the Purchased Assets with respect to such period.

          3.11 Ownership of Assets. Except as set forth in Schedule 3.11, Seller owns outright, and has good, valid and marketable title to, all of the assets, properties and businesses constituting the Purchased Assets, free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements,
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          restrictions  on  transfer  or  other  encumbrances, claims or charges of any kind or nature whatsoever.

          3.12 Intellectual Property. Schedule 3.12 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, service marks, trade names, proprietary know-how and other similar intangible assets which constitute a portion of the Purchased Assets. Except as set forth in Schedule 3.12, no other person, firm or corporation has any proprietary or other interest in any such intangible assets, and Seller is not a party to or bound by any license or other agreement requiring the payment to any person, firm or corporation of any royalty with respect thereto, except for Seller's license to use the tradename "Superior" pursuant to that certain Trademark License Agreement dated April 28, 1995 between Seller and American Circuit Breaker Corporation, which license shall be assigned to Purchaser at the Closing. Seller, after reasonable inquiry, does not know of any violation by others of any such copyrights, trademarks, service marks, trade names or patent rights. Seller is not infringing upon any patent, copyright, trade name, trademark or service mark or are otherwise misappropriating or violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of Seller, after reasonable inquiry, are threatened, and no claim has been received by Seller alleging any such violation.

          3.13 Leases. Schedule 3.13 lists and described briefly all real property leased or subleased to Seller related to the Business. Seller has delivered to the Purchaser or will deliver to the Purchaser, at least twenty (20) days prior to the Closing, correct and complete copies of the leases and subleases listed in
          Schedule 3.13.  With respect to each lease and sublease listed in
          Schedule 3.13, and subject to Section 6.7:

                    (i) the lease or sublease is legal, valid, binding, enforceable, or in full force and effect;

                    (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing, subject to Section 6.7;

                    (iii) no party to the lease or sublease is in breach or default, and no event has occurred which with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration there-under;

                    (iv) no party to the lease or sublease has repudiated any provision thereof;

                    (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;
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                    (vi)   with    respect    to   such    sublease,    the
               representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                    (vii) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                    (viii) all  facilities leased  or subleased  thereunder
               have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                    (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                    (x) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for (a) installments of special easements not yet delinquent and (b) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          3.14      Contracts.     Schedule   3.14   lists  the   following
          contracts, agreements, and other written arrangements to which Seller is a party related to the Business:

                    (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties;

                    (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services;

                    (iii) any written arrangement concerning a partnership or joint venture;

                    (iv) any written arrangement (or group of written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible;

                    (v)    any      written     arrangement      concerning
               confidentiality or noncompetition;

                    (vi)   any  written  arrangement involving  Seller  and
               Seller's  shareholders   and  affiliates   related  to   the
               Business;

                    (vii) any written arrangement with any of Seller's directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

                    (viii) any   written   arrangement  under   which   the
               consequences of a default or termination could have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company; or

                    (ix) any other written arrangement (or group or related written arrangements) not entered into in the ordinary course of business.

          Seller has delivered to the Purchaser or will deliver to the Purchaser, at least twenty (20) days prior to the Closing, a correct and complete copy of each written arrangement listed in
          Schedule  3.14.   With  respect  to each  written  arrangement so
          listed: (a) the written arrangement is legal, valid, biding, enforceable, and in full force and effect; (b) the written arrangement will continue to be legal, valid, biding, and enforceable and in full force and effect on identical terms following the Closing; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and
          (d) no party has repudiated any provision of the written arrangement. Seller is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Schedule 3.14 under the terms of Schedule 3.14. No unfilled customer order or commitment obligating Seller is in excess of normal requirements, nor are prices provided therein less than current market prices for the products or services to be provided thereunder. No supplier of Seller has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to Seller and no customer of Seller has indicated within the past year that it will stop, or decrease the rate of, buying materials, products, or services from Seller.

          3.15 Litigation. Except as set forth in Schedule 3.15, there are no actions, suits, proceedings or governmental investigations relating to or involving Seller in respect of the Business or any part of the Purchased Assets by or before any court or governmental or other regulatory agency or commission either pending  or,  to  the
          knowledge   of  Seller,  after  reasonable inquiry,  threatened,
          or   any  outstanding  order,  injunction, judgment, writ, award or decree against the Business or any part of the Purchased Assets; and Seller, after reasonable inquiry, does not know of any basis for any of the same.

          3.16 Compliance with Laws. The operation of the Business and the Purchased Assets has been conducted in compliance with all applicable laws, ordinances, rules, regulations and other requirements of all Federal, state, municipal and other political subdivisions and commissions, bureaus, agencies and instru-mentalities thereof having jurisdiction over the Business and the Purchased Assets, including, without limitation, with respect to wages, hours, hiring, promotion, retirement, nondiscrimination, air and water pollution, zoning, health, safety and other working conditions, pension and other employee benefits, securities, antitrust, trade regulation, warranties and consumer protection.

          3.17 Environmental Protection. The Seller, in connection with the Business and specifically in connection with any underground tanks located at the Facility, is in compliance with all Federal, state, local and foreign laws and guidelines relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, petroleum or petroleum products, or industrial, toxic or hazardous substances or wastes (collectively, the "Environmental Laws"), and has obtained all permits, licenses and authorizations required thereunder. Except as set forth in Schedule 3.17, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, proceeding pending, or to the knowledge of Seller, after reasonable inquiry, threatened, against Seller, the Business or the Purchased Assets relating in any manner to any Environmental Law or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, and Seller, after reasonable inquiry, is not aware of any reasonable basis therefor.

          3.18 Products Liability. Except as set forth in Schedule 3.18: (a) there is no claim, action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending, or to the knowledge of Seller, after reasonable inquiry, threatened, against or involving Seller in connection with any product relat-ing to the Business or the Purchased Assets alleged to have been manufactured, shipped or sold by Seller and alleged to have a defect in manufacture or design, including without limitation, any failure to warn of the defect, nor to the knowledge of Seller, after reasonable inquiry, is there any reasonable basis therefor; (b) to the knowledge of Seller, after reasonable inquiry, there has not been any occurrence (as defined below);
          (c) to the knowledge of Seller, after reasonable inquiry, there has not been any product recall, rework or retrofit relating to any product which has been manufactured, shipped or sold by the Business; and (d) there are no design defects resulting in hazardous conditions, including without limitation, any failure
          to   warn  of   any  design   defects,   involving  any   product
          manufactured, shipped or sold in connection with the Business. For purposes hereof, "occurrence" shall mean any accident, happening or event caused or allegedly caused by any hazard or defect or alleged hazard or alleged defect in the manufacture, design, materials or workmanship, including without limitation, any failure or alleged failure to warn of the hazard, defect or alleged hazard or alleged defect, of any product (including any parts or components thereof) relating to the Business which results or is alleged to have resulted in injury or death to any person or damage to or destruction of the product itself (or any parts or components thereof) or other consequential damages.

          3.19 Product Warranty. Each product manufactured, sold, leased, or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Financial Statement (rather than in any notes thereto) as adjusted for passage of time through the Closing Date in accordance with the past custom and practice of Seller. No product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.
          Schedule  3.19  includes   copies  of  the  standard   terms  and
          conditions of sale or lease for Seller (containing applicable guaranty, warranty and indemnity provisions).

          3.20 Condition of Assets. Each item of machinery, equipment, vehicles and other personal property constituting part of the Purchased Assets is in good operating condition and working order and suitable for purposes for which it is presently used, and has been maintained in accordance with normal industry practice. Purchaser hereby acknowledges that, on a date which shall be no more than ten (10) days prior to the Closing Date (the "Equipment Inspection Date), it will inspect such machinery, equipment and other personal property. All such machinery and equipment shall be purchased by Purchaser hereunder on an "as is, where is" basis, except for any changes to such personal property occurring during the period from the Equipment Inspection Date to the Closing Date.

          3.21 Employees. Except as set forth on Schedule 3.21, to the knowledge of Seller, and the directors, officers (and employees with responsibility for employment matters) of Seller, no key employee or group of employees has any plans to terminate employment with Seller. Except as set forth on Schedule 3.21, Seller is not a party to or bound by any collective bargaining agreement, nor has Seller experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Seller has not committed any unfair labor practice. Neither Seller nor its directors and officers (and employees with responsibility for employment matters) have any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller. Except as set forth on Schedule 3.21, Seller is not a party to, nor has adopted, any employee benefit plan, whether qualified or nonqualified or any employee fringe benefit plan or program, or other similar plan or arrangement. Seller acknowledges and agrees that Purchaser shall not be hiring any union employees of Seller and Seller shall remain the employer of such union employees after Closing and Seller shall be solely responsible for all expenses, obligations, liabilities and claims related to such employees.

          3.22 Availability of Assets. The Purchased Assets include, except for any interests in real property, all of the assets and properties necessary to the conduct of the Business by Purchaser in the same manner that the Business is presently conducted by Seller.

          3.23 Permits and Licenses. Schedule 3.23 sets forth all permits, licenses, orders, franchises and approvals (collectively, the "Permits") from all Federal, state, local and foreign governmental regulatory bodies held by Seller relating to the Purchased Assets and the conduct of the Business. The Permits are all permits, orders, licenses, etc., from any and all Federal, state, local and foreign governmental or regulatory bodies, respectively, required of Seller to legally carry on the Business as presently conducted. All the Permits are in full force and effect, and to the knowledge of Seller, after reasonable inquiry, no suspension or cancellation of any Permit is threatened. To Seller's knowledge, after reasonable inquiry, Seller is in compliance with all requirements, standards and procedures of the Federal, state, local and foreign governmental authorities which have issued a Permit.

          3.24 No Breach. Neither the execution and delivery of this Agreement nor compliance by Seller or Parent with any of the provisions hereof nor consummation of the transactions contemplated hereby, will:

                    (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Seller or Parent;

                    (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give. any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written, relating to the Purchased Assets or the Business to which Seller or Parent is a party or by which it may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

                    (c)  result in the creation  of any lien, security
               interest,  charge  or  encumbrance  upon  any  of   the
               Purchased Assets;

                    (d)  violate  any  judgment,   order,  injunction,
               decree or award against, or binding upon Seller, Parent, the Purchased Assets or the Business; or

                    (e)  violate   any  law   or  regulation   of  any
               jurisdiction relating to Seller, Parent, the Purchased Assets or the Business.

          3.25 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with Purchaser by Seller without the intervention of any broker, finder, investment banker or other third party. Neither Seller nor Parent have engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. Seller and Parent hereby agree to jointly and severally indemnify Purchaser, and to hold Purchaser harmless, from and against any claim for brokerage or similar commission or other compensation which may be made against Purchaser by any third party in connection with any of the transactions contemplated hereby, which claim shall be based upon any action by or on behalf of Seller or Parent.

          3.26 Untrue or Omitted Facts. No representation, warranty or statement by Seller or Parent in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

              ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                    Purchaser hereby makes the following representations and warranties to Seller, each of which shall be deemed material (and Seller, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

          4.1 Valid Corporate Existence; Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power to carry on its business as now being conducted and to own its assets.

          4.2 Corporate Authority; Binding Nature of Agreement. Purchaser has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally and the application of general principles of equity.

          4.3 Consents. Schedule 4.3 sets forth a complete list of all consents and approvals of governmental and other regulatory agencies, foreign or domestic, and of other third parties which are required to be obtained by or on behalf of Purchaser in order to enable such party to enter into and carry out this Agreement in all material respects. All such requisite consents have been, or prior to the Closing will have been, obtained.

          4.4 No Breach. Neither the execution and delivery of this Agreement nor compliance by Purchaser with any of the provisions hereof nor consummation of the transactions contemplated hereby, will:

                    (a)  violate or conflict with any provision of the
                  Certificate   of   Incorporation   or   By-Laws   of
               Purchaser;

                    (b)  violate  or,  alone  or with  notice  or  the
               passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written, to which Purchaser is a party or by which it may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

                    (c)  violate  any  judgment,   order,  injunction,
               decree          or  award  against,  or  binding  upon,
               Purchaser; or

                    (d)  violate   any  law   or  regulation   of  any
               jurisdiction relating to Purchaser.

          4.5 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with Seller by Purchaser without the intervention of any broker, finder, investment banker or other third party. Purchaser has not engaged, consented to, or authorized any broker, tinder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. Purchaser hereby agrees to indemnify Seller, and to hold Seller harmless, from and against any claim for brokerage or similar commission or other compensation which may be made against Seller by any third party in connection with any of the transactions contemplated hereby, which claim shall be based upon any action by or on behalf of Purchaser.

          4.6 Untrue or Omitted Facts. No representation, warranty or statement by Purchaser in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.


                          ARTICLE V.  PRE-CLOSING COVENANTS.

                    Seller hereby covenants and agrees that, from and after the date hereof and until the Closing or earlier termination of this Agreement (the "Pre-Closing Period"):

          5.1 Access. Seller shall afford to the officers, attorneys, accountants and other authorized representatives of Purchaser free and full access, during regular business hours and upon reasonable notice, to all of the books, records, personnel and properties of Seller and the Business in order that Purchaser may have full opportunity to make such review, examinations and investigations as it may desire of Seller, the Business and the Purchased Assets in preparation of the operation of the Business. In addition, if and to the extent requested by any Regulatory Authority (as defined below), Seller shall furnish to Purchaser, promptly following Purchaser's request therefor, written authorization addressed to any Federal, state, local or other governmental agency or authority (the "Regulatory Authorities") permitting the release to Purchaser or its representatives all results of any inquiries, investigations or reports on file with such authority relating to Seller and the Business.

          5.2 Conduct of Business. Seller shall conduct the Business only in the ordinary and usual course, and make no material change in any of its policies without the prior written consent of Purchaser. Seller shall not, without the prior written consent of Purchaser: (i) make any commitments with respect to the Business or the Purchased Assets other than in the ordinary course; provided, however, that no lease or capital expenditure commitment shall exceed $5,000.00 individually and all such leases and capital expenditure commitments shall not exceed $20,000.00 in the aggregate; or (ii) sell, assign, transfer or otherwise dispose of any of the Purchased Assets or any rights with respect to the Business other than in the ordinary course. Seller shall not, other than in the ordinary course: (i) dispose of any records relating to the Business or the Purchased Assets;
          (ii) permit or allow any of the Purchased Assets to become subject to any mortgage, pledge, lien or encumbrance; (iii) borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute, contingent or otherwise), except obligations and liabilities incurred in the ordinary course and consistent with past practices of the Business; (iv) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise) relating to the Business or the Purchased Assets, other than such payment, discharge or satisfaction in the ordinary course and consistent with past practices of the Business; (v) cancel any debts or waive any claims or rights of substantial value included in the Business or the Purchased Assets (including settlement of any claims or litigation); (vi) dispose of or permit to lapse, other than through expiration by operation of law, any rights relating to the use of any patent, trademark, service mark, trade name or copyright included as part of the Purchased Assets or dispose of or disclose to any person other than Purchaser (except as necessitated by normal business practices under a confidentiality agreement) any trade secret, formula, process or know-how owned or used by or applicable to the Business or the Purchased Assets and not theretofore a matter of public knowledge; (vii) lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any officer, director or employee of Seller or the Business; or
          (viii) permit the levels of finished goods inventory to exceed the levels thereof customarily maintained in connection with the Business. Seller will not in any manner attempt to accelerate the receipt of income or profits or to defer the incurring of items of expense or deduction during the Pre-Closing Period, except in the ordinary course of business. In addition, Seller shall continue to discount and pay all of its accounts payable relating to the Business, together with all other obligations of Seller relating to the Purchased Assets and Business, as punctually as heretofore paid.

          5.3 Preservation of Business. Seller shall use its best efforts to preserve the Business intact and to keep available the services of its present officers, employees and consultants in connection therewith (except as Purchaser may otherwise approve) and to preserve the good will and business relationships of Seller with customers, suppliers, employees and others.

          5.4       Insurance.     Seller  shall  maintain  in   force  all
          insurance policies listed on Schedule 3.8.

          5.5 Consents and Approvals. Seller shall use its best efforts to obtain at the earliest practicable date and prior to the Closing, all requisite consents and approvals of governmental and other regulatory agencies and of other third parties to the consummation of this Agreement, including without limitation, the CIT Termination Documents and Additional Termination Documents.

          5.6       Financial Information.   Seller shall provide Purchaser
          with such financial and other information relating to the Business as Purchaser may from time to time reasonably request.

          5.8 No Breach . Seller shall: (i) use its best efforts to assure that each of its representations and warranties contained herein are true in all material respects as of the Closing as it repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify Purchaser of any event or fact which represents or is likely to cause such a breach or default.

          5.9 No Negotiations. Upon execution hereof and for so long as this Agreement shall remain in effect, neither Seller, Parent nor any of its respective officers, directors, agents, stockholders or affiliates shall enter into or conduct negotiations, or enter into any agreement or understanding, in connection with the sale or possible sale of the Business or any part or all of the Purchased Assets or the outstanding capital stock of Seller with any person or entity other than Purchaser.


                       ARTICLE VI.  CONDITIONS PRECEDENT TO THE
                           OBLIGATIONS OF PURCHASER TO CLOSE.

                    The obligations of Purchaser to enter into and complete the Closing are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Purchaser (except when the fulfillment of such condition is a requirement of law):

          6.1 Truth of Representations and Warranties. All representations and warranties of Seller contained in this Agreement and in any written statement or exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date, as if made at the Closing and as of the Closing Date.

          6.2       Compliance  with  Covenants.       Seller   shall  have
          performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each such party prior to or at the Closing.

          6.3 Accounts Receivable and Inventory Levels. The respective amount of Seller's accounts receivable and inventory shall not fall below the July 31, 1995 amounts set forth in Sections 3.6 and 3.7.

          6.4 Certificate. Purchaser shall have received a certifi-cate, dated as of the Closing Date, duly executed by the President and Secretary of Seller as to the satisfaction of the conditions contained in Sections 6.1, 6.2 and 6.3 hereof.

          6.5 Opinion. Purchaser shall have received the written opinion of JOHN W. CLARK, JR., ESQ., counsel to Seller, dated as of the closing Date, in form and substance satisfactory to Purchaser and its counsel.

          6.6 Consents; Licenses and Permits. Seller has obtained all consents, approvals, licenses and permits of governmental and regulatory authorities or other third parties necessary for the performance of its obligations under this Agreement. Purchaser shall have received confirmation that all leases set forth on
          Schedule 3.13 have been validly assigned and transferred to Purchaser.

          6.7 Facility Lease. Purchaser shall have entered into a lease for the Facility on terms and conditions acceptable to Purchaser.

          6.8 Schedules and Exhibits Satisfactory. Purchaser shall have approved the disclosures made by Seller in Seller's Schedules attached hereto by initialing the Schedules at Closing. Purchaser shall have approved all Exhibits attached hereto.

          6.9 Bill of Sale and Other Assignments. Purchaser shall have received a duly executed bill of sale, trademark assignments and general assignment and assumption agreement, all as set forth in Section 8.1 hereof.

          6.10 Due Diligence Investigations. All due diligence investigations and examinations undertaken by Purchaser and its attorneys, accountants and others in respect of the Business and the Purchased Assets and the operations, financial status or future prospects thereof shall have been completed to the satisfaction of Purchaser, in Purchaser's sole discretion.

          6.11 Trademark License Agreement. Seller shall have entered into the Trademark License Agreement attached as Exhibit B (the "Trademark License Agreement").

          6.12 NonCompetition Agreement. Seller, Parent and S. Mort Zimmerman shall have entered into the NonCompetition Agreement attached as Exhibit C (the "NonCompetition Agreement").

          6.13 Services Agreement. Seller shall have entered into the Services Agreement attached as Exhibit D (the "Services Agreement"), whereby Seller agrees to supply certain personnel as needed for Purchaser's operation of the Facility.

          6.14 Management Employees. Seller shall have terminated the employment of those non-union management personnel at the Facility which Purchaser desires to hire, and Purchaser shall have entered into satisfactory employment arrangements with such personnel.

          6.15 CIT Termination Documents. CIT shall have executed and delivered to Purchaser all of the CIT Termination Documents as set forth in Section 2.1.1 hereof.

          6.16 Additional Documents. Seller shall have delivered all such other certificates and documents as Purchaser or its counsel may have reasonably requested, including the Additional Termination Documents as set forth in Section 2.1.2 hereof.

          6.17 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved as to the form and substance by counsel to Purchaser, which approval shall not be unreasonably withheld or delayed.


           ARTICLE VII.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.

                    The  obligations of Seller  to enter into  and complete
          the Closing are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller (except when the fulfillment of such condition is a requirement of law):

          7.1 Truth of Representations and Warranties. All representations and warranties of Purchaser contained in this Agreement and in any written statement, exhibit, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

          7.2 Compliance with Covenants. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

          7.3 Certificate. Seller shall have received a certificate duly executed by the President of Purchaser, dated as of the Closing Date, as to the satisfaction of the conditions contained in Sections 7.1 and 7.2.

          7.4 Opinion. Seller shall have received the opinion of Husch & Eppenberger, counsel to Purchaser, dated as of the Closing Date, in form and substance satisfactory to Seller and its counsel.

          7.5 Additional Agreements. Purchaser has entered into the Trademark License Agreement, the NonCompetition Agreement and the Services Agreement.

          7.6 Additional Documents. Purchaser shall have delivered all such certified resolutions, certificates and documents with respect to Purchaser as Seller or its counsel may have reasonably requested.


                   ARTICLE VIII.  ITEMS TO BE DELIVERED AT CLOSING.

          8.1       Items  to be  Delivered  by Seller.    At the  Closing,
          Seller will deliver or cause to be delivered to Purchaser each of the following instruments and documents:

                    (a) a bill of sale in the form annexed hereto as Exhibit E executed by Seller;

                    (b) assignment of trade names in the form annexed hereto as Exhibit F executed by Seller;

                    (c) general assignment in the form annexed hereto as Exhibit G executed by Seller;

                    (d) the Assumption Agreement in the form annexed as Exhibit H (the "Assumption Agreement"), executed by Seller, whereby Purchaser shall have assumed the
               Assumed Contracts listed on the schedule to the Assumption Agreement;

                    (e) such other deeds, instruments of conveyance, assignment and transfer executed by Seller, in form and substance satisfactory to Purchaser and its counsel, as shall be necessary or appropriate to convey, transfer and assign and to vest in, Purchaser good and market-able title to the Purchased Assets, free and clear of all liabilities, obligations, liens and encumbrances of any kind or nature whatsoever;

                    (f)  the   executed   certificate    required   by
               Section 6.4;

                    (g)  the executed opinion required by Section 6.5;

                    (h)  evidence  that   all  of  the   consents  and
               approvals required by Section 6.6 have been obtained;

                    (i)  all  assignments   of  agreements,   and  all
               applicable consents of other parties thereto, required by Section 6.6;

                    (j)  the  NonCompetition  Agreement   executed  by
               Seller and Parent;

                    (k) the Second Amendment to Escrow Agreement executed by Escrow Agent, Seller and Parent;

                    (l)  the Trademark  License Agreement  executed by
               Seller;

                    (m)  the Services Agreement executed by Seller;

                    (n)  CIT Termination Documents;

                    (o)  the Additional Termination Documents;

                    (p) all keys and combinations to locks, safes and security systems relating to the Purchased Assets;

                    (q)  all  records,   files  and  other   data  and
               documents pertaining to the Purchased Assets and the Business; and

                    (r) such other certified resolutions, documents and certificates as are required to be delivered by Seller pursuant to the provisions of this Agreement.

          8.2 Items to be Delivered by Purchaser. At the closing, Purchaser will deliver or cause to be delivered to Seller each of the following instruments and documents:

                    (a) immediately available funds in the amount of the Purchase Price less the Escrowed Funds;

                    (b)  the Services Agreement executed by Purchaser;

                    (c) the Second Amendment to Escrow Agreement executed by Purchaser;

                    (d)  the   executed   certificate    required   by
               Section 7.3;

                    (e)  the executed opinion required by Section 7.4;

                    (f)  the   Assumption   Agreement    executed   by
               Purchaser;

                    (g)  the Trademark  License Agreement  executed by
               Purchaser;

                    (h)  the   NonCompetition    Agreement   executed    by
               Purchaser; and

                    (i) such other certified resolutions, documents and certificates as are required to be delivered by Purchaser pursuant to the provisions of this Agreement.


               ARTICLE IX.  SURVIVAL OF REPRESENTATIONS;INDEMNIFICATION

          9.1 Survival. The parties hereby agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a period of three (3) years.

          9.2 Indemnification. Seller and Parent hereby jointly and severally agree to save, defend, indemnify and hold harmless Purchaser and its officers, directors, stockholders and agents (collectively, the "Indemnified Parties") from and against any and all demands, claims, losses, damages, liabilities, obligations, costs and expenses of every kind, nature and description, including, without limitation, reasonable attorneys' fees and expenses in connection with any action, claim or proceeding relating to such liabilities (collectively, the "Liabilities"), suffered, sustained, incurred or required to be paid at any time by any of the Indemnified Parties resulting from, arising out of or relating to: (a) the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of Seller or Parent contained in or made pursuant to this Agreement or in any schedule, document, instrument or certificate delivered by or on behalf of Seller or Parent pursuant hereto;
          (b) the failure of Seller or Parent to pay, perform or discharge any liability or obligation of the Business which has not been specifically assumed by Purchaser pursuant to Section 1.3; (c) any transaction, action or event commencing or occurring on or prior to the Closing Date, whether absolute or contingent, matured or unmatured or known or unknown

          (including without limitation, any tax liabilities), related to Seller, the Business or the Purchased Assets; (d) any and all matters related to Seller's employees, including Seller's union contracts, employee benefits, pension or benefit plans, or otherwise; and (e) failure of Seller and Purchaser to comply with the provisions of any bulk transfer law or similar law applicable to the sale of the Purchased Assets.

          9.3 Defense of Claims. Purchaser hereby agrees to notify Seller and Parent with reasonable promptness of any claim asserted against it by any third party which Seller or Parent may be obligated to indemnify under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim in reasonable detail, and, if possible, the manner of calculation thereof. Seller/Parent shall have the right to assume the defense of any such third-party claim asserted against Seller/Parent and/or Purchaser, whereupon Seller/Parent shall defend such claim at its own expense and with counsel of its choice, which counsel shall be reasonably satisfactory to Purchaser, and Seller/Parent shall not be liable to Purchaser for any fees of other counsel, unless, in the reasonable judgment of Purchaser, representation of both
          Purchaser and Seller/Parent by the same counsel would be inappropriate due to an actual or potential conflict of interest between such parties. Notwithstanding the foregoing, Purchaser may, at its sole option, employ counsel to represent it in such action, at Purchaser's sole expense, and in such event, counsel selected by Seller/Parent shall cooperate with Purchaser's counsel in the defense, compromise or settlement of such claim. If, however, in the reasonable opinion of Purchaser, any such claim shall involve a matter which could have a material adverse effect upon the Business or Purchased Assets, then Purchaser shall have the right to assume the defense of such claim. In the event that Seller/Parent fails or elects not to exercise its right to defend such claim or Purchaser otherwise assumes the defense of such claim hereunder, then Purchaser may take whatever action it deems appropriate, and any final action with respect to such claim shall be binding and conclusive upon Seller/Parent as to the amount of and the liability for such claim. The parties hereby agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought hereunder.

          9.5 Rights without Prejudice. The rights of Purchaser under this Article IX are without prejudice to any other right or remedies that they may have by reason of this Agreement or as otherwise provided at law or in equity.

                   ARTICLE X.  ACTIONS FOLLOWING THE CLOSING DATE.

          10.1 Further Assurances. Following the Closing Date, each party hereto shall execute and deliver, or cause to be executed and delivered, such other documents and instruments, and will do and perform all other acts as may reasonably be required by such other party to evidence the validity of, or to perfect the full and proper performance of this Agreement. Seller hereby agrees that it will make available, without any cost, fee, expense or charge, to Purchaser and its employees, agents, representatives, attorneys and accountants, all books and records in the possession or control of Seller and its affiliates, to the extent such books and records relate to the operation of the Business and the Purchased Assets.

          10.2 Power of Attorney. Without limitation of any provisions of this Agreement, effective upon the Closing, Seller hereby duly constitutes and appoints Purchaser and any of Purchaser's officers and their respective successors and assigns, and each of them, as the true and lawful attorneys of Seller, with full power of substitution, in their own names or in the name of Seller, but for their own benefit and at their own expense: (a) to institute and prosecute all proceedings which any of them may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the assets and properties comprising the Business and the Purchased Assets and to do all such acts and things in relation thereto as they shall deem advisable; and (b) to take all actions which any of them may deem proper in order to provide for them the licenses, commitments, orders and other documents or instruments comprising all or any part of the Business or the Purchased Assets. Seller hereby acknowledges that the foregoing powers are coupled with an interest and, upon the Closing, shall not be revocable thereafter in any manner or for any reason.

          10.3 Bulk Transfer Laws. Seller and Parent shall jointly and severally indemnify and hold Purchaser harmless from and against any and all claims and liabilities which may be asserted at any time by any third parties against Purchaser or its successors and assigns resulting from Seller's non-compliance with any such bulk transfer or similar type of law applicable to the sale of the Purchased Assets hereunder. In addition, Seller hereby waives any vendor liens on or attaching to the Purchased Assets.

          10.4 Name Change. Following the Closing, Seller shall immediately change its name in Texas, Ohio and in every other jurisdiction where it is qualified to do business to a name which does not have the term "Test Switch" or any other similar term.

                              ARTICLE XI.  TERMINATION.

          11.1      Termination of Agreement.   Certain of the  parties may
          terminate this Agreement as provided for below:

                    (i) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    (ii) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to Closing in the event Seller is in breach, and Seller may terminate this Agreement by giving written notice to Purchaser at any time prior the Closing in the event Purchaser is in breach, of any material representation, warranty or covenant contained in this Agreement in any material respect;

                    (iii) Purchaser may terminate this Agreement by giving written notice to Seller any time prior to the Closing if the Closing shall not have occurred on or before October 31, 1995 by reason of the failure of any condition precedent under Section 6 hereof (unless the failure results solely from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement in any material respect);

                    (iv) Purchaser may terminate this Agreement by giving written notice to Seller on or before the Closing if Purchaser is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding Seller.

          11.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1 above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach).


                           ARTICLE XII.  ESCROW PROVISIONS.

          12.1      Mutual Termination.   In  the event  this Agreement  is
          terminated pursuant to the provisions of Section 11.1(i), the Escrowed Funds shall be immediately returned to Purchaser.

          12.2 Failure of Conditions; Breach by Seller. In the event this Agreement is terminated as a result of any of the conditions set forth in Section 6 failing to be satisfied, or in the event Seller breaches this Agreement, Purchaser shall so notify the Escrow Agent, who shall immediately return the Escrowed Funds to Purchaser.

          12.3 Breach by Purchaser. In the event this Agreement is terminated solely as a result of an unwarranted breach by Purchaser of its obligation to close, the Escrow Agent shall immediately disburse $10,000.00 of the Escrowed Funds to Seller, as liquidated damages, and Purchaser shall have no further liability or obligation to Seller or Parent, and the Escrow Agent shall immediately disburse the balance of the Escrowed Funds to Purchaser.


                       ARTICLE XIII.  MISCELLANEOUS PROVISIONS.

          13.1 Expenses; Transfer Taxes. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Any transfer, documentary, gross receipts, sales and use taxes or other similar taxes resulting from the sale, assignment, transfer and delivery of the Purchased Assets hereunder shall be borne exclusively by Seller.

          13.2 Confidential Information. Each party hereby agrees that such party and its or his representatives will hold in strict confidence all information and documents received from the other parties and, if the transaction herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the Schedules hereto) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this Section 13.2 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders, as the case may be, which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties hereby agree that the remedy at law for any breach of this Section 13.2 will be inadequate and a non-breaching party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder. The remedies set forth in this Section 13.2 shall not be deemed to be exclusive of any rights or remedies which the non- breaching party may be entitled to at law, in equity or otherwise.

          13.3 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

          13.4 Publicity. The parties hereby agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

          13.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, three (3) days after the date of mailing, as follows:

                           if to Seller or Parent, at:

                           Test Switch Technology, Inc.
                           c/o Electric & Gas Technology, Inc.
                           13636 Neutron Road
                           Dallas, Texas  75244-4410
                           Attention; S. Mort Zimmerman, President

                           with a copy, to:

                           John W. Clark, Jr., Esq.
                           Glen Lakes Tower
                           9400 N. Central Expressway
                           Suite 1320
                           Dallas, Texas 75231

                           if to Purchaser, at:

                           The Durham Company
                           P.0. Box 908
                           Lebanon, MO 65536
                           Attention; Doug Russell, President

                           with a copy to:

                           Husch & Eppenberger
                           1200 Main, Suite 1700
                           Kansas City, MO  64105
                           Attention:  E. Wayne Farmer

          The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

          13.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. No assignment of any rights or delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other party; provided, however, that Purchaser may at any time assign all or any portion of its right, title and interest under this Agreement to any of its Affiliates without the consent or approval of Seller.

          13.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior agreements and understandings, written or oral, with respect thereto.

          13.8      Schedules;  Exhibits.     All  Schedules  and  Exhibits
          annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Exhibits, documents or instruments shall be deemed to refer to and include all such Schedules, Exhibits, documents and instruments.

          13.9 Affiliates. For purposes of this Agreement, an "affiliate" of any party hereto is a person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party. As used in the foregoing sentence, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity whether through the ownership of voting securities by contract or otherwise.

          13.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Ohio, without giving effect to principles of conflicts of law.

          13.11     Counterparts.    This  Agreement  may  be  executed  in
          counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          13.12 Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement. Any
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          reference in  this Agreement to the  plural form shall  also  be deemed  to  refer  to  the  singular  form  when appropriate.

                    IN WITNESS WHEREOF, the parties hereto have executed this
          Agreement as of the day and year first above written.

                                        SELLER:

                                        TEST SWITCH TECHNOLOGY, INC.


                                        By: /s/ S. Mort Zimmerman
                                           S. Mort Zimmerman, President


                                        PURCHASER:

                                        THE DURHAM CO.


                                        By: /s/ Doug Russell
                                           Doug Russell, President

                                        PARENT:

                                        ELECTRIC & GAS TECHNOLOGY, INC.


                                        By: /s/ Edmund W. Bailey

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